Exhibit 13.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Telix Pharmaceuticals Limited (the “Company”) on Form 20-F for the year ended December 31, 2025 as filed with the Securities and Exchange Commission (the “Report”), I, Dr. Christian
Behrenbruch, Managing Director & Group Chief Executive Officer of the Company, certify pursuant to 18 U.S.C.
§1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 20, 2026	By:	/s/ Dr. Christian Behrenbruch
Dr. Christian Behrenbruch
Managing Director & Group Chief Executive Officer (Principal Executive Officer)